[VERAMARK LOGO]


                          VERAMARK TECHNOLOGIES, INC.


                                   NOTICE OF
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1999


TO THE STOCKHOLDERS OF
VERAMARK TECHNOLOGIES, INC.:

      Notice is hereby given that the Annual Meeting of Stockholders of Veramark Technologies, Inc. (the "Corporation" or "the Company") will be held at Oak Hill Country Club, Rochester, New York, on May 18, 1999, beginning at 10:00 AM, local time, for the following purposes:

      (1)  To elect six Directors, each to serve a term of one year;
      (2) To vote upon an amendment of the Corporation's Certificate of Incorporation to increase the number of shares of common stock the Corporation is authorized to issue from 20,000,000 to 40,000,000;
      (3) To approve the appointment of independent auditors for the year ending December 31, 1999.

      The Board of Directors has fixed the close of business on March 22, 1999 as the record date for the determination of Stockholders entitled to notice of and vote at the meeting.

      All Stockholders are invited to attend the meeting in person. HOWEVER, IF YOU ARE UNABLE TO ATTEND THE MEETING, IT IS NEVERTHELESS IMPORTANT THAT YOUR STOCK BE REPRESENTED. A Proxy is enclosed for that purpose. Please sign, date and return promptly the enclosed Proxy in the accompanying envelope. No postage is necessary if mailed in the United States.

      Your attention is directed to the Proxy Statement submitted with this notice.

Dated:  March 23, 1999                    By Order of the Board of Directors


                                          Robert L. Boxer, Secretary

                          VERAMARK TECHNOLOGIES, INC.
                              3750 MONROE AVENUE
                           PITTSFORD, NEW YORK 14534



              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1999



      This Proxy Statement is furnished in connection with solicitation of the enclosed proxy by the Board of Directors of Veramark Technologies, Inc. (the "Corporation") in connection with the Annual Meeting of Stockholders of the Corporation to be held on May 18, 1999. The principal executive offices of the Corporation are located at 3750 Monroe Avenue, Pittsford, New York 14534.

      The close of business on March 22, 1999 has been fixed as the record date for determination of the stockholders entitled to notice of, and to vote at, the meeting. On that date there were outstanding and entitled to vote 7,603,114 shares of common stock, par value $.10 per share, of the Corporation (the "Common Stock") each of which is entitled to one vote on each matter at the meeting. The approximate date on which this Proxy Statement and the enclosed proxy are being sent to stockholders is April 9, 1999.

      The enclosed proxy, if properly completed, signed and returned prior to the meeting, will be voted at the meeting in accordance with the choices specified thereon and, if no choices are specified, will be voted "FOR" (i) the election as Directors of the persons nominated by the Board of Directors, (ii) the amendment to the Corporation's Certificate of Incorporation to increase the authorized capital stock of the Corporation, and (iii) for the appointment of Arthur Andersen, LLP as independent auditors for 1999. A stockholder giving a proxy may revoke it at any time before it has been voted at the meeting. The Corporation will bear the cost of its solicitation of proxies for use at the Annual Meeting.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of March 18, 1999, with respect to the persons believed by the Company, to be the beneficial owners of more than 5% of its outstanding Common Stock, by certain executive officers and by all Directors and Officers as a group. Further information is presented under "Election of Directors." Beneficial ownership is used in this proxy statement as defined in Rule 13d-3 under the Securities Exchange Act of 1934.

NAME AND ADDRESS                                                NUMBER OF SHARES(1)                  PERCENT OF
                                                                                                      CLASS (5)
Albert J. Montevecchio                                                  988,628 (2)                      13%
20 Fairfield Drive
Fairport, New York 14450

Executive Officers:
David G. Mazzella, President, CEO,Chairman                              147,000                          1.9%
Paul T. Babarik, VP Sales,Telemanagement                                 37,775                           .5%
Robert L. Boxer, VP, General Counsel                                     52,088                           .7%
James W. Karr, VP Sales, Billing & Customer Care                          8,855                           .1%
John P. King, VP Product Management                                       4,874                             *
Ronald C. Lundy, Treasurer                                                7,191                           .1%
Douglas F. Smith, VP Operations                                          10,940                           .1%
All Directors and Officers as a Group                                   372,503                          4.8%
(12 Individuals)

(1) Includes shares which can be acquired within 60 days through the exercise of stock options or warrants as follows: Mazzella - 125,000; Babarik - 25,625; Boxer - 37,500; Karr - 5,250; King - 4,000; Lundy - 6,250;
   Smith - 10,750; and all directors and officers as a group - 281,483.
(2) Includes 237,056 shares owned by Montevecchio Associates, a Limited Partnership of which Albert J. Montevecchio is a General Partner.

                             ELECTION OF DIRECTORS
                               (PROPOSAL NO. 1)

    At the meeting, six directors, comprising the entire membership of the Board of Directors of the Company, are to be elected. Each elected Director will serve until the next Annual Meeting following the completion of their terms or until their successors are elected.

    The shares represented by the enclosed Proxy will be voted for the election as directors of the six nominees named below. All of such nominees are members of the present Board. If any nominee becomes unavailable to stand for re-election for any reason or if a vacancy on the Board shall occur before the election (which events are not anticipated), the holders of the Proxy may vote for such other person in accordance with their best judgment, but not more than six persons may be voted to serve as directors.

    The information appearing in the following table, with notes thereto, has been furnished to the Company by the respective nominees. All figures for securities owned are as of March 18, 1999.

                                                                                          Amount and Nature
                                                                                            of Beneficial
                                                                                              Ownership
                                                                                            Common Stock        Percentage
                                             Principal Occupation            Director                         of Common Stock
Name of Nominee              Age              For Past Five Years              Since
John E. Gould                54      For more than five years, a Partner       1997          18,183 (6)             .2%
(1) (2) (3) (5)                      in Gould & Wilkie, a general
                                     practice law firm in New York City.
                                     Mr. Gould is also Chairman of the
                                     American Geographical Society and a
                                     Director of Harvard Club of New York
                                     City.

William J. Reilly            50      Executive Vice President of               1997          18,383 (6)             .2%
(2) (3) (4) (5)                      Checkpoint Systems, Inc., (NYSE:CKP)
                                     a manufacturer and distributor of
                                     systems for electronic article
                                     surveillance, electronic access
                                     control, closed circuit television
                                     and radio frequency identification
                                     for more than five years.

David G. Mazzella            58      President and Chief Executive             1997          147,000 (7)           1.9%
(1) (4)                              Officer of the Company since June
                                     1997.  President and Chief Operating
                                     Officer of the Company from February
                                     1997 until June 1997.  From June
                                     1994, to February 1997, engaged in
                                     management consulting.  Chairman of
                                     the Board of the Company since
                                     December 1998.  From January 1992 to
                                     June 1994, President and CEO of
                                     Scotgroup Enterprises, Inc., which
                                     was engaged in the development and
                                     sale of telecommunications software
                                     equipment and the sale of paging and
                                     cellular telephone services.

John E. Mooney           54          Chairman of the Board of the Company      1985          59,754 (8)             .8%
(1) (2) (3) (4) (5)                  from June 1997 until December 1998.
                                     President and CEO of Essex Partners,
                                     Inc., a real estate investment and
                                     management firm since August 1998.
                                     For more than five years prior to
                                     August 1998, Chief Executive Officer
                                     of Essex Investment Group, an
                                     investment management and financial
                                     services firm, General Partner of
                                     Cephis Capital, a venture capital
                                     fund, and Director of Performance
                                     Technologies, Inc. (Nasdaq:PTIX), a
                                     manufacturer of computer boards and
                                     products.

James R. Scielzo         56          Since 1994, Senior Vice President         1999              ---                ---
                                     and Chief Technology Officer for
                                     Young & Rubicam, Inc.  (NYSE:YNR), a
                                     global corporate communications,
                                     advertising and public relations
                                     firm.  Prior to that, was Senior
                                     Vice President/Chief Technology
                                     Officer at Wundermann Cajo Johnson,
                                     the direct response advertising
                                     subsidiary of Young & Rubicam, and
                                     the Director of Systems Development
                                     for Young & Rubicam.

Robert W. Stubbs         64          Since 1993, Principal of R. W.            1998           7,500 (9)             .1%
                                     Stubbs Investment Co., an investment
                                     management company, and Director of
                                     Corporate Affairs for the Equipment
                                     Leasing Association, a trade
                                     association of the equipment leasing
                                     industry.
                                     Mr. Stubbs is also a Director of BMC
                                     Credit Corporation, a finance
                                     subsidiary of BMC Software, Inc.
                                     (NYSE:BMC); a Director of Aviation
                                     Facilities Company, Inc., an
                                     operator of airport land and cargo
                                     facilities; and a Trustee of
                                     Manhattan College.  From 1986 until
                                     1993, he was President and Chief
                                     Executive Officer of Bell Atlantic
                                     Capital Corporation, a financial
                                     service subsidiary of Bell Atlantic
                                     Corporation (NYSE:BEL), a Regional
                                     Bell Operating Company.

               Member of Executive Committee.
        (1)    Member of Compensation Committee.
        (2)    Member of Audit Committee.
        (3)    Member of Nominating Committee.
        (4)    Member of Stock Option Committee.
        (5) Includes 13,183 shares which may be acquired through the exercise of warrants and options.
        (6) Includes 125,000 shares which may be acquired through the exercise of options.
        (7) Includes 30,282 shares which may be acquired through the exercise of options.
        (8) Includes 7,500 shares which may be acquired through the exercise of options.

   During 1998, the full Board of Directors held eight meetings. The Audit Committee of the Board, which is responsible for evaluating audits performed by the Company's independent auditors and for reviewing the Company's internal accounting principles and controls, met once during the year. The Compensation Committee of the Board, which reviews and sets compensation for the Company's officers, met once during 1998. The Executive Committee has authority to act on behalf of the full Board of Directors during intervals between meetings of the full Board. The Executive Committee did not meet in 1998. The Board has a Nominating Committee which did not meet during 1998. The Nominating Committee will consider recommendations submitted by Stockholders to the Company's Secretary. The Stock Option Committee of the Board met five times during 1998 to review administration of the Company's stock option plan and to approve grants of stock options to employees.

   During 1998, all Directors nominated for re-election attended 100% of Board meetings or meetings of committees of which they were members.

   Each outside Director receives each year an option to purchase 10,000 shares of the Company's common stock at a price based upon the closing price of the Company's common stock on the last trading day of the prior year. The option price will be 100% of such closing price if an incentive stock option and 85% of such closing price if a non-qualified option.

   INCREASE OF AUTHORIZED COMMON STOCK AND AUTHORIZATION OF PREFERRED STOCK
                               (PROPOSAL NO. 2)

      The Corporation's Board of Directors has approved a proposed Restated Certificate of Incorporation ("Restated Certificate") of the Corporation, subject to approval by the Corporation's stockholders.

      The Corporation is presently authorized to issue 20,000,000 shares of Common Stock. As of March 18, 1999, there were 7,603,114 shares of Common Stock issued and outstanding, and there were 2,500,000 shares reserved for issuance under the Corporation's 1998 Long-Term Incentive Plan, 1,990,019 shares reserved for issuance under the 1998 Employee Stock Purchase Plan, and 7,603,114 shares reserved for issuance under the Corporation's Stockholder Rights Agreement. The Corporation has 303,753 unreserved, uncommitted shares of Common Stock available for issuance.

      The Restated Certificate will increase the number of shares of Common Stock the Corporation is authorized to issue from 20,000,000 shares to 40,000,000.

      The Board of Directors of the Corporation believes that it is desirable to have the additional authorized shares of Common Stock available for, among other things, possible future financing and acquisition transactions, stock dividend or splits, employee benefit plans and other general corporate purposes.

      Although the Board of Directors does not have any specific plans, arrangements, understandings, agreements, negotiations or commitments for the issuance of additional shares of stock, having such additional authorized shares of Common Stock available for issuance in the future will give the Corporation greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders meeting. All authorized but unissued shares of Common Stock, including the additional shares of Common Stock authorized by the amendment, will be available for issuance without further action by the stockholders, unless such action is required by applicable law.


The Board of Directors unanimously recommends a vote "FOR" the proposed amendment of the Corporation's Certificate of Incorporation to increase the number of shares of capital stock the Corporation is authorized to issue from 20,000,000 to 40,000,000, to increase the authorized Common Stock from 20,000,000 to 40,000,000 shares of Common Stock.

                            EXECUTIVE COMPENSATION

    The following tables relate to the compensation paid or accrued to the five highest paid executive officers of the Company whose cash compensation exceeded $100,000 during 1998 (the `Named Executives").

                          SUMMARY COMPENSATION TABLE

                                                          Long Term
                                                          Compensation
                                                          Awards


Name and Principal                                                        Other Annual
Position                  Year         Salary ($)       Bonus ($)         Compensation ($)(1)            Options

David G. Mazzella         1998                  249,615         87,699              20,457                           0
President, CEO,           1997                  168,077              0              11,235                     500,000
Chairman of the Board

Robert L. Boxer           1998                  114,904         15,000              12,930                      15,000
Vice President,           1997                  108,923              0              12,174                     130,000
Secretary, General        1996                  106,500              0              12,078                           0
Counsel

Paul T. Babarik           1998                  104,942         15,000              13,418                      10,000
Vice President, Sales     1997                  100,462              0              12,653                      80,000
Telemanagment Products    1996                   97,000              0               8,479                           0

James W. Karr             1998                  104,904          9,200              13,536                       5,000
Vice President, Sales     1997                   97,308              0              12,912                      25,000
Billing & Customer Care   1996                   95,000              0              12,663                           0

John P. King              1998                  103,741         12,070               5,106                      20,000
Vice President, Product
Development

      (1) Includes (i) Personal Use of Company Car, (ii) Life Insurance Premiums, (iii) Company Contribution to 401(K) Plan, and (iv) Medical Expense Reimbursement.

                             EMPLOYMENT AGREEMENT

    The Company has an employment agreement with David G. Mazzella to serve as President, Chief Executive Officer and a Director of the Company until September 30, 2003. The agreement provides for a minimum gross salary of $275,000 per year. Pursuant to that agreement in the event of a change in control of the Company, or in the event Mr. Mazzella's management responsibilities are materially diminished, the agreement may be terminated at Mr. Mazzella's option and he will be entitled to separation pay in a lump sum equal to three (3) times his aggregate annual compensation (including salary, bonus and benefits) and in addition all of his options to purchase company stock of the Company will immediately vest at 50% of the original option price and be exercisable for the option's original term. For this purpose a change in control of the Company may occur through a sale, merger, consolidation, sale of substantially all assets, the acquisition of more than 20% of the securities of the Company directly or indirectly by any person or entity, or a change within two years of a majority of the Board of Directors.

                              Retirement Benefits

   The Named Executives listed below are participants in a defined benefit retirement plan of the Company. The amount of the retirement benefit, payable from age 65, will vary depending upon length of service, retirement age and average salary. For Mr. Mazzella the benefit will equal 45% to 60% of the average of his three highest years of compensation depending upon his age at retirement.
Mr. Mazzella's retirement benefit is payable for fifteen years. For the other Named Executives the annual benefit will be between 20% and 50% of average salary for the last three full fiscal years of employment by the Company and is payable until death.

    Assuming continued employment by the Company until age 65 with average salary increases of 3% per year the projected retirement benefit at age 65 for each executive officer is shown below:

Name                     AGE          YEARS OF SERVICE TO DATE      ANNUAL BENEFIT AT AGE 65
Paul T. Babarik               57                   12                       $  52,554
Robert L. Boxer               45                   16                          93,437
James W. Karr                 55                   16                          65,961
David G. Mazzella             58                    2                         202,929

                                 STOCK OPTIONS

     The Company has a stock option plan under which employees may be granted Incentive Stock Options and Non-Qualified Stock Options to purchase the Company's Common Stock. All full-time employees of the Company and its subsidiaries are eligible to receive Stock Options. The Stock Option Committee of the Board of Directors administers the Plan and makes all determinations with respect to eligibility, option price, term and exercisability, except that the option price on Incentive Stock Options may not be less than 100% of fair market value on the date of grant and the term of any option may not exceed ten years.

     The following tables set forth information regarding stock option transactions involving the Named Executives.

                STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE




                                                              Number of Unexercised Options     Value of Unexercised In-the-Money
Name                          Shares           Value                  at FY-End                       Options at FY-End (1)
                             Acquired        Realized       Exercisable       Unexercisable     Exercisable       Unexercisable
                            on Exercise        ($)                                                   ($)              ($)
                                  (#)
David G. Mazzella                      0              0          125,000            375,000         348,000         1,044,000
Paul T. Babarik                    5,000         18,125           28,625             71,875          50,955           112,918
Robert L. Boxer                    2,500          2,950           37,500            112,500          43,325           126,675
James W. Karr                      2,750         10,656            2,750             25,000           5,382            26,918
John P. King                           0              0                0                  0           1,120            43,080

(1) Based on year-end price of $5.75 per share.


                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The potential realizable value portion of the following table illustrates the gain that might be realized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the option. Actual gains, if any, on the stock option exercises are dependent on the future performance of the Common Stock, overall market conditions, as well as the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.


                                           % of Total Options
                                          Granted to Employees  Exercise     Expiration           Potential Realizable Value of
                         Options Granted     in Fiscal Year      Price           Date          Assumed Annual Rates of Stock Price
Name                           (1)                                                                 Appreciation for Option Term
                                                                                                  0%             5%             10%
Paul T. Babarik             10,000(1)          2%                  $3.82        9/11/08      $19,300        $55,400        $110,900
Robert L. Boxer             15,000(1)          3%                  $3.82        9/11/08      $28,950        $83,100        $166,350
James W. Karr                5,000(1)          1%                  $3.82        9/11/08       $9,650        $27,700         $55,450
John P. King                20,000(2)          4%                  $3.82        9/11/08      $38,600       $110,800        $221,800

(1)  Exercisable after 9/10/03.
(2)  75% Exercisable after 9/10/01 and 25% exercisable after 9/10/02.

                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board sets compensation levels for the CEO and all other officers of the Company, establishes compensation and incentive plans for officers and approves payments under such incentive plans. The Compensation Committee is composed of three independent, non-employee directors who have no interlocking relationships as defined by the S.E.C.

     The Committee's compensation policies are designed to attract and retain highly skilled executives, reward outstanding individual performance, encourage cooperative team efforts and provide an incentive to enhance long term shareholder value. The Company's executive officer compensation program consists of base salary, annual contingent bonus compensation, long term stock options and retirement benefits tied to age and years of service.

     In establishing salaries for the Company's CEO and other officers, consideration is given to salary ranges for comparable positions in similar size companies. Data for such comparisons is obtained from nationwide surveys conducted by independent compensation consulting firms and from proxy statements. As a result of basing compensation in part on overall company performance, in any particular year the Company's executives may be paid more or less than the average executive compensation levels of comparably sized companies.

     In setting salaries within competitive ranges, the Committee considers performance related factors including the Company's overall results during the past year and its performance relative to a budgeted plan or stated objectives. Consideration also is given to an individual's contribution to the Company and the accomplishments of departments for which that officer has management responsibility. Potential for future contributions to the Company is also taken into account for all officers.

     The Company has a bonus compensation plan for senior and middle management including the CEO and all other officers. Under this Plan the Compensation Committee each year establishes a schedule for calculating aggregate incentive compensation based upon the Company's performance against targets for net income before tax. The total plan award is allocated to the CEO and other officers by the Compensation Committee through a combination of objective formulas based upon salaries and subjective performance related considerations. The net income performance standards set by the Board were met by the Company during 1998 and bonuses were paid to officers and managers in accordance with the Plan. Additional bonus compensation was paid to the CEO in 1998 in recognition of the significant turnaround in the Company's performance since his appointment as CEO in July, 1997.

     The Stock Option Committee is responsible for selecting the recipients of stock options, the timing of grants, and the option exercise price within the terms of the Company's Stock Option Plan. The Stock Option Committee considers the recommendations of the CEO and Compensation Committee with respect to officers in this regard. Stock options are viewed as a long-term incentive for officers and a means to more closely align the interests of officers with those of stockholders.



                                 John E. Mooney,
                                 Chairman of Compensation Committee
                                 John E.  Gould
                                 William J. Reilly

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On May 22, 1997, Albert J. Montevecchio, the Company's founder, Chief Executive Officer, Chairman of the Board, and owner of 13% of the Company's common stock, retired as an officer of the Company. Pursuant to an Employment Agreement between the Company and Mr. Montevecchio, which was entered into in 1991, Mr. Montevecchio's term of employment was to continue until December, 2001, after which he would be entitled to receive until December, 2016 a pension benefit equal to 90% of the average of his three highest years' compensation plus benefits. In 1996, Mr. Montevecchio's compensation was $220,000. The Company instead agreed to pay Mr. Montevecchio $225,000 per year plus benefits until July, 2001, and $129,000 per year plus benefits thereafter until July, 2014. Mr. Montevecchio also agreed to refrain from competing directly or indirectly with the Company, to not disclose Company confidential information or trade secrets, to vote with the majority of stockholders (other than officers and directors) with respect to certain significant events submitted for stockholder approval, to not acquire shares of the Company in a private transaction or to solicit proxies from Company shareholders, and to not privately sell any shares of the Company's common stock without first offering to sell such shares to the Company.


                           COMMON STOCK PERFORMANCE

        The following graph shows a five-year comparison of cumulative total returns for owners of the Company's common stock compared to an Index for NASDAQ stocks and the NASDAQ Telecommunications Index based upon year-end closing prices including a closing price on December 31, 1998 of $5.75 per share for the Company's common stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN



                                Dec 93        Dec 94       Dec 95        Dec 96        Dec 97       Dec 98
VERAMARK                               100          105           101            98           83           72
NASDAQ STOCK MARKET (US)               100           98           138           170          209          293
NASDAQ TELECOMMUNICATIONS              100           83           109           112          165          270

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


        Based upon reports filed by the Company with the Securities and Exchange Commission and copies of filed reports received by the Company, the Company believes all reports of ownership and changes in ownership of the Common Stock of the Company required to be filed with the Securities and Exchange Commission during 1998 were filed in compliance with Section 16(a) of the Securities Act of 1934.


                             STOCKHOLDER PROPOSALS

        Under SEC rules, any stockholder wishing to present a proposal at the Company's 1999 Annual Meeting must submit the proposal to the Company's Secretary no later than December 4, 1999 in order for the proposal to be included in the proxy and proxy statement for the meeting.


                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
                               (PROPOSAL NO. 3)

        On the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen, LLP as independent auditors for the fiscal year ending December 31, 1999. Arthur Andersen also acted as the independent auditors for the company in 1998 and 1997. For all previous years since the company's founding in 1983, Deloitte & Touche (or predecessor, Touche Ross & Co.) were the independent auditors for the Company. Representatives of Arthur Andersen are expected to be present at the Annual Meeting. They will be available to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

        Although the appointment of independent auditors is not required to be submitted to a vote by Stockholders, the Board believes as a matter of policy that it is appropriate to do so. If the Stockholders should not approve the appointment of Arthur Andersen, LLP, the Audit Committee and Board of Directors will consider other certified public accountants for appointment.


                                 OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the meeting other than those described above. If any other matters properly come before the meeting, it is intended that the persons named in the enclosed Proxy will vote the shares represented by signed proxies in accordance with their best judgment.

                                 By Order of the Board of Directors

                                 Robert L. Boxer
                                 Secretary

Pittsford, New York
March 23, 1999
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A     X Please mark your votes as in this example

1.  Election of Directors   For  _____    Withheld _____

Nominees:
John E. Gould
David G. Mazzella
John E. Mooney
William J. Reilly
James R. Scielzo
Robert W. Stubbs

For except vote withheld from the following nominee(s):

______________________________________________

2.  Proposal to increase the number of shares of Common Stock to 40,000,000

       For ______    Against _______    Abstain ________

3. Approval of the appointment of Arthur Andersen LLP as auditors for the year ending December 31, 1999.


     For ______ Against _______    Abstain ________

At their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies related to the Annual Meeting.

This proxy will be voted as specified. If the Proxy is signed and no direction is given, the shares represented will be voted FOR Proposals 1, 2 and 3.

PLEASE MARK, SIGN, DATE & RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE  ____________________   DATE _______

SIGNATURE  ____________________   DATE _______
(SIGNATURE IF HELD JOINTLY)

(NOTE: Stockholder must sign exactly as your name appears heron. Joint owners must each sign.)
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